UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2012

F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111
Timberville, Virginia 22853
(540) 896-8941
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 12, 2012 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company elected three directors to serve three year terms and approved the ratification of the appointment of Elliott Davis, LLC as the Company’s independent auditors for the year ending December 31, 2012. The voting results for each proposal are as follows:

1.	To elect three directors to each serve a three year term expiring at the 2015 Annual Meeting:

	For	Withhold	Broker Non-Vote
Ellen R. Fitzwater	1,440,227	28,406	396,871
Richard S. Myers	1,436,116	32,517	396,871
Ronald E. Wampler	1,434,707	33,926	396,871

2.	To ratify the appointment of Elliott Davis, LLC as the Company’s independent public accountants for the year ending December 31, 2012:

For	Against	Abstain
1,859,270	700	5,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: May 17, 2012	By:	/s/ Neil W. Hayslett
Neil W. Hayslett
Executive Vice President and Chief Financial Officer